Exhibit 15.1

Han Kun Law Offices

Suite 906, Office Tower C1, Oriental Plaza

No. 1 East Chang An Ave.

Beijing 100738

The People’s Republic of China

Tel: (86 10) 8525 5500

Fax: (86 10) 8525 5511

Date: April 20, 2015

Bitauto Holdings Limited

New Century Hotel Office Tower, 6/F

No. 6 South Capital Stadium Road

Beijing, 100044

The People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the use of our name under the captions “RISK FACTORS” and “MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS” included in the Form 20-F, which will be filed by Bitauto Holdings Limited, on April 20, 2015, with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2014 (the “Annual Report”), and further consent to the incorporation by reference into the Registration Statement (Form S-8 No. 333-171927) pertaining to the 2006 Stock Incentive Plan and the 2010 Stock Incentive Plan and the Registration Statement (Form S-8 No. 333-195428) pertaining to the 2012 Share Incentive Plan of Bitauto Holdings Limited of the summary of our opinion under the captions “RISK FACTORS” and “MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS” included in the Form 20-F. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

Sincerely yours,

/s/ Han Kun Law Offices